As filed with the Securities and Exchange Commission on December 24, 2008
Registration No. 333-03959-99

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-4840775
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)
1840 Century Park East, Los Angeles, California 90067
www.northropgrumman.com
(Address of Principal Executive Offices and Internet Site)

NORTHROP GRUMMAN
ELECTRONIC SENSORS & SYSTEMS DIVISION SAVINGS PROGRAM
NORTHROP GRUMMAN PEI SAVINGS PLAN
(Full title of the plan)
Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel
Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067
(310) 553-6262
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies To:
Jeffrey H. Bowen, Esq.
Harter Secrest & Emery LLP
Rochester, New York 14604
(585) 232-6500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
Deregistration of Securities
     Northrop Grumman Corporation (the “Company”) is filing this Post-Effective Amendment No. 3 to Form S-8 Registration Statement to withdraw and remove from registration the unissued and unsold securities under the Northrop Grumman PEI Savings Plan previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on May 17, 1996 (File No. 333-03959-99) (the “Registration Statement”). The Registration Statement registered up to 3,495,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), issuable to participants in the Northrop Grumman Electronic Sensors & Systems Division Savings Program and 5,000 shares of Common Stock were registered for issuance to participants in the Northrop Grumman PEI Savings Plan.
     The Registration Statement is hereby amended to deregister all of the unissued and unsold shares of Common Stock registered under the Northrop Grumman PEI Savings Plan. As a result of this deregistration, no shares of Common Stock remain registered for sale pursuant to the Northrop Grumman PEI Savings Plan. This Post-Effective Amendment No. 3 to Form S-8 is not meant to affect any of the shares of Common Stock registered under the Northrop Grumman Electronic Sensors & Systems Division Savings Program.
EXHIBIT INDEX

Exhibit
Number	Description	Location
24	Power of Attorney	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 24th day of December, 2008.

NORTHROP GRUMMAN CORPORATION

By: Name:	/s/ Stephen D. Yslas Stephen D. Yslas
Title:	Corporate Vice President, Secretary
and Deputy General Counsel
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ronald D. Sugar Ronald D. Sugar	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	December 24, 2008

/s/ James F. Palmer James F. Palmer	Corporate Vice President and Chief Financial Officer (Principal Financial Officer)	December 24, 2008

/s/ Kenneth N. Heintz Kenneth N. Heintz	Corporate Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	December 24, 2008

* Lewis W. Coleman	Director	December 24, 2008

* Thomas B. Fargo	Director	December 24, 2008

* Victor H. Fazio	Director	December 24, 2008

* Donald E. Felsinger	Director	December 24, 2008

Stephen E. Frank	Director

Signature	Title	Date

* Phillip Frost	Director	December 24, 2008

* Bruce S. Gordon	Director	December 24, 2008

* Madeleine Kleiner	Director	December 24, 2008

* Karl J. Krapek	Director	December 24, 2008

* Charles R. Larson	Director	December 24, 2008

* Richard B. Myers	Director	December 24, 2008

Aulana L. Peters	Director

* Kevin W. Sharer	Director	December 24, 2008

*By:	/s/ Stephen D. Yslas Stephen D. Yslas, as Attorney-in-Fact